UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): July 3, 2019
NorthStar Realty Europe Corp.
(Exact Name of Registrant as Specified in Charter)

Maryland	001-37597	32-0468861
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S Employer Identification No.)

590 Madison Avenue, 34th Floor, New York, NY	10022
(Address of Principal Executive Offices)	(Zip Code)
(212) 547-2600
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☒ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class common stock, par value $0.01 per share	NRE	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 8.01    Other Events
On July 3, 2019, NorthStar Realty Europe Corp. (the “Company”) issued a press release announcing, among other things, its entry into an Agreement and Plan of Merger, dated as of July 3, 2019 (the “Merger Agreement”), among CoRE PANEURO 2019 13 S.à.r.l. (the "Parent"), Nighthawk Merger Sub LLC ("Merger Sub"), the Company, NorthStar Realty Europe Limited Partnership, and Nighthawk Partnership Merger Sub LLC, pursuant to which Parent will acquire the Company pursuant to the terms and conditions set forth in the Merger Agreement. Parent and Merger Sub are affiliates of AXA CoRE Europe Fund SCS SICAV-SIF, an affiliate of AXA Investment Managers - Real Assets. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.
Cautionary Statement Regarding Forward Looking Statements
Certain statements in this Current Report on Form 8-K may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Forward-looking statements are generally identifiable by use of forward-looking terminology such as “may,” “will,” “should,” “potential,” “intend,” “expect,” “seek,” “anticipate,” “estimate,” “believe,” “could,” “project,” “predict,” “continue,” “future” or other similar words or expressions. Forward-looking statements involve known and unknown risks, uncertainties, assumptions and contingencies, many of which are beyond our control, and may cause actual results to differ significantly from those expressed in any forward-looking statement. The factors that could cause actual results to differ materially include, but are not limited to: the occurrence of any event, change or other circumstance that could give rise to termination of the Merger Agreement; the inability to complete the merger, on a timely basis, due to the failure to obtain stockholder approval for the merger, to meet expectations regarding the timing, accounting and tax treatment of the merger, or to satisfy other conditions to the consummation of the merger, including that a governmental entity may prohibit, delay or refuse to grant approval for the consummation of the merger; risks related to disruption of management’s attention from the Company’s ongoing business operations due to the merger; the impact of the announcement of the merger on relationships with third parties, including commercial counterparties, tenants and competitors, including operating costs, loss of tenants or business disruption being greater than expected; our ability to qualify and remain qualified as a real estate investment trust; and the impact of legislative, regulatory and competitive changes. The foregoing list of factors is not exhaustive. Additional information about these and other factors can be found in the Company’s reports filed from time to time with the Securities and Exchange Commission (the “SEC”), including the most recently filed Annual Report on Form 10-K for the fiscal year ended December 31, 2018. There can be no assurance that the merger will in fact be consummated.
We caution investors not to unduly rely on any forward-looking statements. Any forward-looking statements speak only as of the date of this communication. The Company is not under any duty to update any of these forward-looking statements after the date of this Current Report, nor to conform prior statements to actual results or revised expectations, and the Company does not intend to do so.
Additional Information and Where to Find It
This Current Report on Form 8-K may be deemed to be solicitation material in respect of the merger. In connection with the merger, the Company intends to file relevant materials with the SEC, including a proxy statement on Schedule 14A. Before making any voting decision, STOCKHOLDERS OF THE COMPANY ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH THE SEC, INCLUDING THE PROXY STATEMENT when it becomes available and any other documents to be filed with the SEC in connection with the Merger or incorporated by reference in the proxy statement, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE MERGER.
Investors and security holders will be able to obtain, free of charge, a copy of the proxy statement (when available) and other relevant documents filed with the SEC from the SEC’s website at http://www.sec.gov. In addition, the proxy statement and our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports filed or furnished pursuant to section 13(a) or 15(d) of the Exchange Act will be available free of charge through our website at https://www.nrecorp.com/ as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC.
Participants in Solicitation
The Company and its directors and executive officers, may be deemed to be participants in the solicitation of proxies from the Company’s stockholders in respect of the merger. Information about the directors and executive officers of the Company is set forth in the Company’s Annual Report on Form 10-K for the year ended December 31, 2018, which was filed with the SEC on

March 13, 2019, and subsequent documents filed with the SEC. Investors may obtain additional information regarding the interest of such participants by reading the proxy statement regarding the merger when it becomes available.

Item 9.01    Financial Statements and Exhibits.
(d) Exhibits

Exhibit Number	Description of Exhibit
99.1	Press Release, dated July 3, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTHSTAR REALTY EUROPE CORP.
	By:	/s/ Trevor K. Ross
		Name:	Trevor K. Ross
		Title:	General Counsel and Secretary
Dated: July 3, 2019